                                                                    Exhibit 23.1


                            WILLIAMS & WEBSTER, P.S.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         601 WEST RIVERSIDE, SUITE 1940
                         SPOKANE, WASHINGTON 99201-0611
                                 (509) 838-5111
                               FAX (509) 838-5114





                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Nexland, Inc.
Miami, Florida


We consent to the use of our report dated March 13, 2000, on the financial statements of Nexland, Inc. as of December 31, 1999 for the filing with and attachment to the Form S-1 Registration Statement.





/s/ Williams & Webster, P.S.
-----------------------------
Williams & Webster, P.S.
Spokane, Washington



December 20, 2000